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                          THIRD AMENDMENT TO VANS, INC.
                         DEFERRED COMPENSATION AGREEMENT
                              FOR WALTER SCHOENFELD

         This Third Amendment to Vans, Inc. Deferred Compensation Agreement is made and entered into, and is effective, as of this _____ day of October, 2002, by and between VANS, INC., a Delaware corporation (the "Company"), and WALTER SCHOENFELD (the "Executive"), with reference to the following facts:

         A. As of June 1, 1996, the Company and the Executive entered into that certain "Vans, Inc. Deferred Compensation Agreement for Walter Schoenfeld" (the "Agreement");

         B. As of June 1, 1996, the Company and the Executive entered into the First Amendment to the Agreement;

         C. As of December 15, 2000, the Company and the Executive entered into the Second Amendment to the Agreement;

         D. The Executive and the Company hereby desire to amend the Agreement as amended by the First Amendment and the Second Amendment. It is not the intention of the parties to alter (i) the status of the Company's obligation to pay deferred compensation under the Agreement as amended by the First Amendment and the Second Amendment as an unfunded and unsecured promise to pay money to the Executive in the future; or (ii) the rights of any general creditors of the Company to the assets of the Company, including without limitation, the amounts deposited with the trustee of the Trust Under Vans, Inc. Deferred Compensation Plan; and

         E. The Executive and the Company desire to amend the Agreement as amended by the First Amendment and the Second Amendment in the following particulars only:

         NOW, THEREFORE, in consideration of the foregoing recitals, and the agreements hereinafter set forth, the parties hereto agree as follows:

                  1. Section 2(a) of the Agreement shall be amended to read as follows:

                           (a) Subject to Section 2(b) hereof, the Company shall pay to the Executive, and following the Executive's death, to ESTHER SCHOENFELD (the "Spouse"), if she shall survive the Executive, and is married to the Executive on the date of his death, the remaining balance in the Trust on January 31, 2005, in quarterly amounts on February 15, 2005, May 15, 2005, August 15, 2005 and November 15, 2005.

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                           Each quarterly payment shall be grossed up for
         Federal withholding taxes and California withholding taxes, if any, including Social Security, Medicare, and any employment taxes. For the purpose of determining the amount of the gross up for each quarterly payment from the Trust, the quarterly payment shall be considered to be the lower of one-quarter of the balance in the Trust on January 31, 2001, or January 31, 2005. On April 1, 2006, an additional amount shall be paid to Executive on a grossed up basis in an amount that will permit him to have funds available to pay any remaining tax due on the 2005 quarterly payments. For the purpose of this April 1, 2006 payment, the quarterly payments shall be considered to be equal to one-quarter of the lower of the then balance in the Trust on January 31, 2001 or January 31, 2005.

                           For payments made in 2005, gross up will be determined on the basis of supplemental wage withholding if that method is available in 2005, plus Medicare, any applicable California withholding tax, and employment taxes. For the purpose of determining the amount of any remaining tax due on the 2005 quarterly payments, the Executive's income tax (Federal and California, if any) shall be determined with and without the grossed up quarterly payments as determined above with the difference the amount to be grossed up for payment due April 15, 2006 on the remaining tax attributable to the 2005 grossed up payments.

                           The payments required pursuant to this Section 2(a) shall be made solely to the Executive and, upon his death, such payments shall thereafter be made to the Spouse, if she is then living, or her estate if she dies before the payments are complete provided that she is married to the Executive on the date of his death. If the Spouse shall survive the Executive, but not be married to the Executive on the date of his death, or does not survive the Executive, the amount in the Trust on January 31, 2005, less payments, if any, made from the Trust plus gross up as determined above on the remaining payments shall be paid to the estate of the Executive.

                  2. Section 13 of the Agreement shall be amended to read as follows:

                           13.      Future Employment.

                                    Nothing contained herein shall be construed
                  as conferring upon the Executive the right to continue in the employ of the Company as an executive or in any other capacity, or to interfere with the Company's right to discharge the Executive pursuant to his Employment Agreement with the Company.

                           Executive is a party to an employment agreement with
                  the Company dated December 1, 1995 as amended and it is his current intent to provide services thereunder until December 31, [2004]. Executive agrees to retire on December 31, [2004]. Notwithstanding the foregoing, in the event Executive retires prior to December 31, [2004], the payments provided in Section 2(a) of this Agreement from the Trust, including gross up as determined above, shall be based upon the remaining balance in the Trust on the 15th of the month following the month of

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                  retirement and shall be payable in a lump sum prior to the end of such month with a gross up payment, as determined above, to cover the tax due on such payment. Gross up shall be determined based upon the lower of the balance in the Trust on January 31, 2001 or the 15th of the month following the month of retirement.

                  3. Except as expressly amended hereby, the Agreement as amended by the First Amendment and the Second Amendment is hereby ratified, affirmed and approved in all respects.

                  4. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall constitute an original, but such counterparts together shall constitute one and the same Amendment.

                                    "Company"

                                    VANS, Inc., a Delaware corporation

                                    By: /s/ Craig E. Gosselin
                                        --------------------------------------

                                    "Executive"

                                    By: /s/ Walter Schoenfeld
                                        --------------------------------------
                                            Walter Schoenfeld

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